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                                                                   EXHIBIT 10.29

                                    FORM OF
                              INVESTMENT AGREEMENT
                              --------------------

     THIS INVESTMENT AGREEMENT, dated as of November ___, 1997 (this

"Agreement") is by and between TRACINDA CORPORATION, a corporation organized
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under the laws of the State of Nevada ("Tracinda") and METRO-GOLDWYN-MAYER INC.,
                                        --------
a corporation organized under the laws of the State of Delaware ("MGM").
                                                                  ---

     A. The Company intends to commence with an Approved Initial Public Offering (as defined below) of the Common Stock (as defined below) of MGM and to enter into certain related transactions.

     B. Concurrently with the IPO Closing (as defined below), the parties hereto have agreed to enter into an agreement embodying the terms specified herein.

     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1.  The following terms, as used herein, have the following meanings:

     "Additional Shares" has the meaning given in Section 2.1.
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     "Approved Initial Public Offering" has the meaning set forth in the
      --------------------------------
Investors Shareholder Agreement as the same may be amended from time to time.

     "Business Day" means a day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in New York, New York are authorized or required by law to close.

     "Common Stock" means the common stock, par value $.01 per share, of MGM.
      ------------

     "Investors Shareholder Agreement" means the Amended and Restated Investors
      -------------------------------
Shareholder Agreement, dated as of August 4, 1997, by and among Seven, Tracinda, MGM, MGM Studios and Mr. Mancuso.

     "IPO Closing" has the meaning set forth in the Investors Shareholder
      -----------
Agreement as the same may be amended from time to time.

     "MGM Studios" means Metro-Goldwyn-Mayer Studios Inc., a corporation
      -----------
organized under the laws of the State of Delaware.

     "Mr. Mancuso" means Frank G. Mancuso.
      -----------

     "Purchase Price" has the meaning given in Section 2.1.
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     "Seven" means Seven Network Limited.
      -----

     "Shareholders Agreement" means the Amended and Restated Shareholders
      ----------------------
Agreement, dated as of August 4, 1997, by and among Seven, Tracinda, MGM, MGM Studios, Mr. Mancuso, and the other parties thereto.

                                   ARTICLE II
                ACQUISITION OF ADDITIONAL SHARES OF COMMON STOCK

     2.1. Simultaneously with the IPO Closing, Tracinda shall purchase from MGM, and MGM shall issue and sell to Tracinda, ________/1/ shares of Common Stock (the "Additional Shares") for a purchase price of $_____/2/ per share, or
            -----------------
an aggregate purchase price of $75 million (the "Purchase Price").
                                                 --------------

     2.2. Tracinda shall pay the Purchase Price for the Additional Shares to be purchased by it, simultaneously with the IPO Closing, by wire transfer of immediately available funds to an account or accounts of MGM designated in writing by MGM to Tracinda at least three Business Days before the IPO Closing.

     2.3. At the IPO Closing, MGM shall deliver to Tracinda a certificate representing the shares of Common Stock being issued to such purchaser, with such legends affixed to the reverse thereof as are required by Section 3.1 of the Shareholders Agreement and Section 4.2 of the Investors Shareholder Agreement. Each of the parties hereto acknowledges and agrees that the Additional Shares are subject to the terms of the Shareholders Agreement and the Investors Shareholder Agreement.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1.  Representations and Warranties of MGM.  MGM hereby represents and
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warrants to the other party hereto as follows:  (i) MGM has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions set forth in Article II hereof; (ii) the execution and delivery by MGM of this Agreement, and the consummation by MGM of the transactions set forth in Article II hereof, have been duly authorized by all necessary corporate

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/1/  The number of shares of Common Stock constituting the Additional Shares shall be determined at the pricing of the Approved Initial Public Offering and shall equal (i) $75 million divided by (ii) the initial public offering price of the shares sold to the public in the Approved Initial Public Offering, net of underwriting discounts and commissions.
/2/ The purchase price per share shall be determined at the pricing of the Approved Initial Public Offering and shall equal the initial public offering price of the shares sold to the public in the Approved Initial Public Offering, net of underwriting discounts and commissions.

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action on the part of MGM; (iii) this Agreement has been duly executed and delivered by MGM and constitutes a valid and binding obligation of MGM enforceable against MGM in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity; (iv) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, MGM in connection with the execution and delivery of this Agreement by MGM or the consummation by MGM of the transactions set forth in
Article II hereof; (v) the execution and delivery of this Agreement by MGM and the consummation of the transactions set forth in Article II hereof by MGM does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to MGM or any material agreement to which MGM is a party; and (vi) when issued and paid for in accordance with the provisions of Article II hereof, the shares of Common Stock sold to Tracinda pursuant to
Article II hereof shall be duly authorized, validly issued, fully paid, nonassessable, and free of any claims or encumbrances, other than (a) any claims or encumbrances resulting from actions taken by Tracinda with respect to the shares to be received by it hereunder, or (b) pursuant to the Investors Shareholder Agreement or the Shareholders Agreement.

     3.2.  Representations and Warranties of Tracinda.  Tracinda hereby
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represents and warrants to the other party hereto as follows: (i) Tracinda has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions set forth in Article II hereof; (ii) the execution and delivery by Tracinda of this Agreement, and the consummation by Tracinda of the transactions set forth in Article II hereof, have been duly authorized by all necessary corporate action on the part of Tracinda; (iii) this Agreement has been duly executed and delivered by Tracinda and constitutes a valid and binding obligation of Tracinda enforceable against Tracinda in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity; (iv) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, Tracinda in connection with the execution and delivery of this Agreement by Tracinda or the consummation by Tracinda of the transactions set forth in Article II hereof; and
(v) the execution and delivery of this Agreement by Tracinda and the consummation by Tracinda of the transactions set forth in Article II hereof does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to Tracinda or any material agreement to which Tracinda is a party.

                                   ARTICLE IV
                                   COVENANTS

     4.1. Subject to the terms and conditions of this Agreement, each party hereto will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or reasonably desirable to consummate the transactions contemplated by this Agreement.

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                                   ARTICLE V
                             CONDITIONS TO CLOSING

     The obligations of each of Tracinda and MGM to consummate its obligations pursuant to Article II hereof are subject to the satisfaction on or prior to the IPO Closing of each of the following conditions:

     5.1. All of the conditions to be performed at or prior to the IPO Closing shall have been satisfied or waived, and the IPO Closing shall occur simultaneously with the consummation of the transactions set forth in Article II hereof.

     5.2. (a) The other party hereto shall have performed and satisfied each of its obligations hereunder required to be performed or satisfied hereunder at or prior to the IPO Closing, (b) each of the representations and warranties of the other party hereto contained in this Agreement shall be true and correct, at and as of the date of the IPO Closing, with the same force and effect as if made on the date of the IPO Closing, and (c) each party hereto shall have received a certificate of an officer of each other party hereto, that the foregoing is true and correct as to such party.

                                   ARTICLE VI
                               GENERAL PROVISIONS

     6.1.  Notices.  Any notice required to be given hereunder shall be
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sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

     If to MGM, to:

          Metro-Goldwyn-Mayer Inc.
          2500 Broadway
          Fifth Floor
          Santa Monica, CA  90404-3061
          Attention:  David Johnson
          Telephone:  (310) 449-3993
          Telecopy:  (310) 449-3011

     with a copy to:

          Gibson, Dunn & Crutcher LLP
          333 South Grand Avenue
          Los Angeles, CA  90071
          Attention:  Bruce Meyer
          Telephone:  (213) 229-7979
          Telecopy:  (213) 229-7520

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          Tracinda Corporation
          4835 Koval Lane
          Las Vegas, NV  89109
          Attention:  Richard E. Sobelle
          Telephone:  (702) 737-8060
          Telecopy:  (702) 737-1177

     If to Tracinda, to:

          Tracinda Corporation
          4835 Koval Lane
          Las Vegas, NV  89109
          Attention:  Secretary/Treasurer
          Telecopy:  (702) 737-1177

     with a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, NY  10004
          Attention:  Stephen Fraidin, P.C.
          Telephone:  (212) 859-8140
          Telecopy:  (212) 859-4000

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     6.2.  Expenses.  Subject to the occurrence of the IPO Closing, MGM shall
           --------
pay all out-of-pocket expenses (including, but not limited to, attorneys' fees and expenses) incurred by Tracinda in connection with the transactions contemplated by this Agreement, promptly upon the delivery to MGM of documentation thereof.

     6.3.  Assignment; Binding Effect; Benefit; Successors.  (a) Except as
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otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise); provided,
                                                               --------
however, that Tracinda may assign its rights under this Agreement to any of its
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direct or indirect wholly owned subsidiaries so long as (i) such assignee agrees to be bound by the terms of this Agreement to the same extent as the applicable assignor, pursuant to a written agreement with MGM that is reasonably acceptable to it, (ii) the applicable assignor continues to be bound by, and is not released from, any of its obligations under this Agreement and (iii) the applicable assignor will cause the applicable direct or indirect wholly owned subsidiary to continue to be a direct or indirect wholly owned subsidiary of the applicable assignor for so long as such assignee shall have any rights under this Agreement. For the purpose of this Agreement, all capital stock of MGM owned by any direct or indirect wholly owned subsidiary of Tracinda shall be deemed owned by Tracinda. Subject to the first sentence of this Section 6.3(a), this

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Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided in this Agreement, notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (b) In the event that MGM shall enter into a merger, consolidation or other similar type transaction, all of the terms of this Agreement relating to MGM shall apply to the surviving corporation.

     6.4.  Entire Agreement.  This Agreement and any certificate delivered by
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the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (oral or written) among the parties with respect thereto.

     6.5.  Termination.  Except as expressly provided in this Section 6.5, this
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Agreement shall only be terminable upon the written agreement of all parties hereto.

     6.6.  Amendment.  This Agreement may not be amended or modified except by
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an instrument in writing signed by or on behalf of each of the parties hereto.

     6.7.  Governing Law.  This Agreement shall be governed by, and construed in
           -------------
accordance with, the laws of the State of Delaware (without regard to conflict of laws principles which would require the application of the laws of any other State). Each party hereto hereby consents to process being served in any action or proceeding in respect of this Agreement by the mailing of a copy thereof to the address set forth in Section 6.1 hereof and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this Section 6.7 shall affect or eliminate any right to serve process in any other manner permitted by law.

     6.8.  Counterparts.  This Agreement may be executed by the parties hereto
           ------------
in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

     6.9.  Headings.  Headings of the Articles and Sections of this Agreement
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are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     6.10.  Interpretation.  In this Agreement unless the context otherwise
            --------------
requires, words describing the singular number shall include the plural and vice versa, "including" shall mean including, without limitation, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     6.11.  Severability.  Any term or provisions of this Agreement which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and

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provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     6.12.  Enforcement of Agreement.  The parties hereto agree that irreparable
            ------------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware court, this being in addition to any other remedy to which they may be entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

                              TRACINDA CORPORATION

                              By:
                                 ---------------------------
                                 Name:
                                 Title:

                              METRO-GOLDWYN-MAYER INC.

                              By:
                                 ---------------------------
                                 Name:
                                 Title:

LC973110.086/5+

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